Exhibit 4.1

# Recon Technology, Ltd.

NUMBER
CERT.9999

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

ORDINARY SHARES $0.0925 PAR VALUE

SHARES
*******9,000,000,000*******

CUSIP G7415M124

ORDINARY SHARES

THIS CERTIFIES THAT * SPECIMEN *

Is The Owner of * NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF ORDINARY SHARES OF
Recon Technology, Ltd.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: JANUARY 01, 2009

COUNTERSIGNED AND REGISTERED:
VSTOCK TRANSFER, LLC
Transfer Agent and Registrar

By:________________________
AUTHORIZED SIGNATURE

Chief Executive Officer

Chief Financial Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.TEN COM TEN ENT JT TENUNIF GIFT MIN ACT.- as tenants in common.Custodian.- as tenants by the entireties- as joint tenants with the right of survivorship and not as tenants in common(Cust)(Minor)Act.(State)Additional abbreviations may also be used though not in the above list.For value received,____________________________PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:hereby sell, assign and transfer unto(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)sharesof the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint___________________________________________________________________________________________, Attorneyto transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.DatedXTHE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks. Stockbrokers. Savings and Loan Associations and Credit Unions).SIGNATURE GUARANTEED:TRANSFER FEE WILL APPLY